PRESS RELEASE

SouthPeak Interactive Corporation Reports
Financial Results for Fiscal 2010

Annual Net Revenues of $40.3 Million, Operating Expenses Decrease by 32%;
Strategic Release of New and Popular Sequel Titles to Accelerate Growth in
Fiscal 2011

MIDLOTHIAN, VA – October 13, 2010 – SouthPeak Interactive Corporation (OTC Bulletin Board: SOPK) today announced financial results for the fiscal 2010 full year ended June 30, 2010.

Fiscal 2010 and Recent Financial Highlights

•	Net revenues of $40.3 million, compared with $47.3 million in fiscal 2009.

•	Gross profit improved 2% to $11.8 million, compared with $11.7 million in fiscal 2009.

•	Total operating expenses decreased by 32% to $16.1 million, compared with $23.5 million in fiscal 2009.

•	Net loss attributable to common shareholders improved to ($5.8) million, or ($0.12) per share, compared with a net loss of ($13.3) million, or ($0.36) per share, in fiscal 2009.

•	Adjusted EBITDA[1] loss was ($1.7) million, compared with an adjusted EBITDA loss of ($5.3) million in fiscal 2009.

•	Secured $7.5 million in capital through the issuance of senior convertible notes and warrants in July and August 2010.

•
Strengthened cash position by entering into a factoring agreement in July 2010 with Rosenthal & Rosenthal, Inc. for up to $10.0 million and a master purchase order assignment agreement in September 2010 with Wells Fargo Bank, National Association for up to $2.0 million.

Fiscal 2010 and Recent Business Highlights

•	Increased total units sold to 2.6 million from 2.4 million in fiscal 2009.

•	Secured exclusive North American distribution license and strategic partnership agreement with Koch Media’s Deep Silver as a minority shareholder in SouthPeak.

•	In conjunction with Deep Silver, completed first exclusive publishing agreement (in North America) in September for Playstation®Move game Get Fit with Mel B.

_______________________________________
1 Adjusted EBITDA is a non-GAAP measurement that the Company uses as a metric to provide information about SouthPeak’s operating trends. SouthPeak defines adjusted EBITDA as earnings before interest, taxes, depreciation and amortization and certain non-cash and cash expenses that do not reflect costs related to the Company’s core operations, including non-recurring charges associated with SouthPeak’s CDV litigation. Please see the section below entitled “Use of Non-GAAP Financial Information” and the related tables reconciling GAAP measures to non-GAAP measures.

•	Acquired rights to publish Stronghold 3, Firefly Studio’s franchise that has sold over 5 million units, via retail channels and digital distribution.

•	Resolved litigation with CDV and distribution dispute with Paradox Interactive AB.

•
Improved internal and financial control measures including appointing a Chief Financial Officer and implementing a closing calendar schedule and financial reporting consolidation processes and procedures.

•
Released 29 titles compared with 18 in fiscal 2009. Leading titles included: Popular sequels My Baby First Steps (Nintendo DS™ and Wii™) and Dementium II (Nintendo DS), as well as Brave: A Warrior’s Tale (Xbox 360® and Wii), Fast Food Panic (Nintendo DS), Horrid Henry (Nintendo DS, Wii and Windows PC), Prison Break (PS3™, Xbox 360 and Windows PC), Risen (Xbox 360), Section 8 (Xbox360 and Windows PC), TNA Impact! Cross the Line (Nintendo DS and PS3™), and 3D Game Heroes (PS3).

•
Approximately 18 titles currently under development for intended release in fiscal 2011. As of June 30, 2010, SouthPeak had approximately $15.8 million invested in game development and intellectual property for future title releases.

“While fiscal 2010 was a challenging year, we made critical improvements to our infrastructure and carefully controlled our costs to better align our operations with our revenue stream. We are now better positioned to execute our strategic initiatives and grow our business in fiscal 2011,” said Melanie Mroz, CEO of SouthPeak. “We effectively concluded our outstanding legal disputes, as well as improved our internal controls and financial reporting procedures. Following the close of the fiscal year we strengthened our balance sheet securing access of up to $12 million in working capital, which allows us additional flexibility to accomplish our growth objectives. While our top line was impacted by the volatile retail environment in fiscal 2010, based on our strategy of releasing fewer next generation titles while implementing strict expense control, we demonstrated significant year-over-year improvement to our bottom line.

“During the fiscal year, our leading revenue generating titles were Section 8, My Baby Girl & First Steps, Paradox distribution titles and Horrid Henry. Our Deep Silver title releases, Risen and Prison Break, were also top contributors to our revenue growth, generating positive margin contribution. Through our important strategic alliance with Deep Silver, during the year we gained a sizable stakeholder as well as access to a catalogue of new titles where we see considerable upside potential. We have a number of additional titles planned for release under this partnership for the 2011 fiscal year, including our first title for the next generation PlayStation Move platform, Get Fit with Mel B.

“Fiscal 2011 will be a continuation of controlled expense and a carefully managed title release schedule. Our focus remains on increasing sales with new titles that address gaming in a way that separates us from our competition, and popular sequels that offer a built-in user base. Enhancing our sales through titles that we can leverage through both retail and digital offerings will be increasingly important as we seek to maximize our digital portfolio. During fiscal 2010 we introduced our first games for the iPhone, and we see a sizeable opportunity to expand our digital offering to realize even greater margin contributions and increase our return on invested capital. With this foundation in place we believe we are well positioned to meet our goals for the 2011 fiscal year to grow our revenue, reduce our costs as a percent of revenue, and demonstrate additional bottom line improvement.”

Terry Phillips, Chairman of SouthPeak, added, “We are actively generating momentum for some of our games designed for the hardcore gamer, such as Two Worlds II and Stronghold 3. We are particularly excited about releasing the long awaited third installment of FireFly Studios’ popular global franchise Stronghold, which we expect to be a hit among both retail and digital platforms. Through our Deep Silver partnership, we also signed our first publishing agreement for exclusive North American publishing rights to PlayStation’s new Move platform for Get Fit With Mel B, which we expect to release in the Fall. Being at the forefront of new platforms and expanding digital market opportunities remains an important competitive tool to help build our brand, grow our business and increase shareholder value.”

Fiscal 2010 Financial Summary

For the fiscal year ended June 30, 2010, SouthPeak reported net revenues of $40.3 million, compared with $47.3 million for the fiscal year ended June 30, 2009. The decrease in revenues was primarily due to a decrease in the number of titles released for next generation platforms and fewer units sold for next generation platforms Xbox 360 and PS3, which sell at a higher MSRP compared with Nintendo DS and Wii.

For fiscal 2010 gross profit increased to $11.8 million, or 29% of revenues, from $11.7 million, or 25% of revenues, for fiscal 2009. The increase in gross profit is attributable to prior period write offs of acquired game sequels from SouthPeak’s acquisition of Gamecock in October 2008.

Total operating expenses for fiscal 2010 decreased by 32% to $16.1 million, compared with $23.5 million in fiscal 2009. The significant improvement in operating expense was due primarily to a $3.3 million gain on settlement of trade payables associated with the termination of a co-publishing and distribution agreement. SouthPeak also reduced its sales and marketing expenses by 33% to $7.9 million as a result of SouthPeak’s effective cost reduction strategy. These gains were partially offset by a 16% increase in general and administrative expenses of $11.3 million during fiscal 2010, primarily due to an approximately $1.5 million increase in professional fees comprised primarily of increased Sarbanes-Oxley compliance consulting fees, and increased legal costs associated with increased litigation during the year, and costs associated with being a public company. SouthPeak expects its general and administrative costs to decrease in fiscal 2011.

Net loss attributable to common shareholders improved to ($5.8) million, or ($0.12) per share based on 47.9 million weighted average shares outstanding, compared with a net loss of ($13.3) million, or ($0.36) per share based on 37.0 million weighted average shares outstanding, in fiscal 2009.

Adjusted EBITDA loss for fiscal 2010 was ($1.7) million, compared with an adjusted EBITDA loss of ($5.3) million in fiscal 2009.

SouthPeak’s annual financial results for the period ended June 30, 2010 were prepared on a going concern basis. SouthPeak has taken steps to maintain its viability as a going concern by entering into a factoring agreement with Rosenthal & Rosenthal, Inc. and is currently in the process of expeditiously resolving its contingencies for amounts significantly less than currently accrued for in order to reduce aggregate liabilities on its balance sheet on payments terms manageable by the Company. In addition SouthPeak is actively controlling its cost structure to better align with its revenue stream. While the Company is committed to pursuing these options and others to address its viability as a going concern, there can be no assurance that these plans will be successfully completed; and therefore, there is uncertainty about the Company’s ability to realize its assets or satisfy its liabilities in the normal course of business.

Conference Call

SouthPeak will hold an investment community conference call to discuss its financial results for the period, its latest game sales and prospects today, Wednesday, October 13, 2010, at 5:00 p.m. Eastern time.

To participate in the conference call, please dial (877) 407-8033 in the United States, or (201) 689-8033 internationally. Investors may also access a live audio webcast of the conference call on the events page of the Company’s investor relations website at http://investor.southpeakgames.com/southpeakgames/events.asp.

A replay of the webcast will be available approximately two hours after the conclusion of the live call and will remain available for one year following the live event. An audio replay will be available beginning approximately one hour after the conclusion of the call and will be made available until October 27, 2010. The audio replay can be accessed by dialing (877) 660-6853 or (201) 612-7415. When prompted, enter account number: 286 followed by access ID number: 358795.

Use of Non-GAAP Financial Information
To supplement SouthPeak's consolidated condensed financial statements presented on a GAAP basis, SouthPeak also presents certain non-GAAP measures including adjusted EBITDA information in this press release. The Company presents non-GAAP measures of the following results: operating income and earnings per share.  Each is adjusted to exclude special items.

The Company's management believes these non-GAAP measures provide investors, potential investors, securities analysts and others with useful information to evaluate the performance of the business, because they exclude losses that management believes are not indicative of the ongoing operating results of the business.  In addition, these non-GAAP measures are used by management to evaluate the operating performance of the Company.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for operating income or earnings per share as determined in accordance with GAAP.

The Company uses adjusted EBITDA as a measure of the Company's operating trends. Adjusted EBITDA is a non-GAAP measurement that the Company uses as a metric to provide information about SouthPeak’s operating trends. SouthPeak defines adjusted EBITDA as earnings before interest, taxes, depreciation, amortization and certain non-cash and cash costs that do not reflect charges related to the Company’s core operations.

	12 Months Ended June 30,
	2010	2009
Net Income	$(5,827,525)	(12,206,652)
Depreciation and Amortization	269,235	378,287
Income Taxes (in G&A expense)	-	(50,332)
Interest	1,622,225	399,249
Amortize Intellectual Property	410,996	454,436
EBITDA	$(3,525,069)	$(11,025,012)
Noncash Compensation	690,706	741,433
Stock Issued to Seller	245,000	-
Advance Royalty Impairment	36,000	-
Restructuring costs	-	639,210
Transaction Costs in P&L	-	64,628
Registration Statement Penalty	-	196,511
Bad Debt Expense	-	596,226
Contingent Liability	-	56,625
Certain Non-recurring Costs Associated with the CDV Litigation	866,032	296,644
Advance Royalty Impairment	-	2,017,294
Sequel Game Title Impairment	-	1,142,000
Adjusted EBITDA	$(1,687,331)	$(5,274,441)

About SouthPeak Interactive Corporation
SouthPeak Interactive Corporation develops and publishes interactive entertainment software for all current hardware platforms including: PlayStation®3 computer entertainment system, PSP® (PlayStation®Portable) system, PlayStation®2 computer entertainment system, PSP®go system, Xbox 360® videogame and entertainment system, Wii™, Nintendo DS™, Nintendo DSi™ and PC. SouthPeak’s games cover all major genres including action/adventure, role playing, racing, puzzle strategy, fighting and combat. SouthPeak’s products are sold in retail outlets in North America, Europe, Australia and Asia. SouthPeak is headquartered in Midlothian, Virginia, and has offices in Grapevine, Texas and Leicester, England.

SouthPeak’s extensive portfolio of over 60 interactive entertainment games spans a variety of platforms and genres including RPG, simulation, FPS, sports, strategy, puzzle and fighting.

For additional information, please visit SouthPeak’s corporate website: www.southpeakgames.com.

If you would like to be added to SouthPeak’s email list to receive news directly, please send your request to southpeak@tpg-ir.com.

Forward-Looking Statements

This release contains “forward-looking” statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These are statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “may,” “will,” “expects,” “projects,” “anticipates,” “estimates,” “believes,” “intends,” “plans,” “should,” “seeks,” and similar expressions. This press release contains forward-looking statements relating to, among other things, SouthPeak’s expectations and assumptions concerning future financial performance. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual future results to differ materially from those projected or contemplated in the forward-looking statements. Forward-looking statements may be significantly impacted by certain risks and uncertainties described in SouthPeak’s filings with the Securities and Exchange Commission.

The risks and uncertainties referred to above include, but are not limited to, risks associated with SouthPeak’s potential inability to compete with larger businesses in its industry, the limitations of SouthPeak’s business model, SouthPeak’s potential inability to anticipate and adapt to changing technology, the possibility that SouthPeak may not be able to enter into publishing arrangements with some developers, SouthPeak’s dependence on vendors to meet its commitments to suppliers, SouthPeak’s dependence on hardware manufactures to publish new videogames, SouthPeak’s potential inability to recuperate the up-front license fees paid to console manufacturers, SouthPeak’s dependence on a limited number of customers, SouthPeak’s potential dependence on the success of a few videogames, SouthPeak’s dependence on developers to deliver their videogames on time, the potential of litigation, interference with SouthPeak’s business from the adoption of governmental regulations; and the inability to obtain additional financing to grow its business.

Investor Contact:
Brandi Floberg or Lee Roth
212-481-2050
southpeak@tpg-ir.com

SOUTHPEAK INTERACTIVE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	June 30, 2010	June 30, 2009

Assets

Current assets:
Cash and cash equivalents	$92,893	$648,311
Restricted cash	-	1,245,582
Accounts receivable, net of allowances of $5,700,931 and $7,214,984 and at June 30, 2010 and 2009, respectively	3,703,825	4,972,417
Inventories	1,211,301	4,459,837
Current portion of advances on royalties	12,322,926	8,435,415
Current portion of intellectual property licenses	383,571	410,995
Related party receivables	34,509	33,207
Prepaid expenses and other current assets	695,955	573,145

Total current assets	18,444,980	20,778,909

Property and equipment, net	2,667,992	2,754,139
Advances on royalties, net of current portion	1,511,419	1,556,820
Intellectual property licenses, net of current portion	1,534,286	1,917,858
Goodwill	7,911,800	7,490,065
Intangible assets, net	17,025	43,810
Other assets	11,280	11,872

Total assets	$32,098,782	$34,553,473

Liabilities and Shareholders’ Equity

Current liabilities:
Line of credit	$3,830,055	$5,349,953
Current maturities of long-term debt	65,450	50,855
Production advance payable in default	3,755,104	-
Accounts payable	12,663,788	19,649,441
Accrued royalties	2,530,253	414,696
Accrued expenses and other current liabilities	3,781,711	2,419,100
Secured subordinated convertible promissory notes	950,000	-
Deferred revenues	325,301	2,842,640
Due to shareholders	-	232,440
Due to related parties	2,200	125,045
Accrued expenses - related parties	322,281	221,493
Total current liabilities	28,226,143	31,305,663

Long-term debt, net of current maturities	1,541,081	1,538,956
Total liabilities	29,767,224	32,844,619

Commitments and contingencies	-	-

Shareholders’ equity:

Preferred stock, $0.0001 par value; 5,000,000 shares authorized; no shares issued and outstanding at June 30, 2010 and 2009	-	-
Series A convertible preferred stock, $0.0001 par value; 15,000,000 shares authorized; 5,503,833 and 5,953,833 shares issued and outstanding at June 30, 2010 and 2009, respectively; aggregate liquidation preference of $5,503,833	550	595
Common stock, $0.0001 par value; 90,000,000 shares authorized; 59,774,370 and 44,530,100 shares issued and outstanding at June 30, 2010 and 2009, respectively	5,976	4,453
Additional paid-in capital	31,154,835	25,210,926
Accumulated deficit	(28,973,325)	(23,145,800)
Accumulated other comprehensive income (loss)	143,522	(361,320)

Total shareholders’ equity	2,331,558	1,708,854
Total liabilities and shareholders’ equity	$32,098,782	$34,553,473

SOUTHPEAK INTERACTIVE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the years ended June 30,
	2010	2009

Net revenues	$40,299,139	$47,279,694

Cost of goods sold:
Product costs	15,655,261	24,377,621
Royalties	12,383,362	9,654,810
Write-off of acquired game sequel titles	-	1,142,000
Intellectual property licenses	411,243	454,437

Total cost of goods sold	28,449,866	35,628,868

Gross profit	11,849,273	11,650,826

Operating expenses (income):
Warehousing and distribution	1,149,338	1,254,947
Sales and marketing	7,882,584	11,778,958
General and administrative	11,251,764	9,720,488
Restructuring costs	-	639,210
Transaction costs	-	64,628
Litigation costs	3,075,206	-
Loss on settlement of registration rights penalty	111,497	-
Gain on settlement of contingent purchase price obligation	(908,210)	-
Gain on extinguishment of accrued litigation costs	(3,249,610)	-
Gain on settlement of trade payables	(3,257,996)	-

Total operating expenses	16,054,573	23,458,231

Loss from operations	(4,205,300)	(11,807,405)

Interest expense, net	1,622,225	399,247

Loss before income tax expense	(5,827,525)	(12,206,652)
Income tax expense	-	-

Net loss	(5,827,525)	(12,206,652)

Deemed dividend related to beneficial conversion feature on Series A convertible preferred stock	-	1,142,439

Net loss attributable to common shareholders	$(5,827,525)	$(13,349,091)

Basic loss per share:	$(0.12)	$(0.36)
Diluted loss per share:	$(0.12)	$(0.36)

Weighted average number of common shares outstanding - Basic	47,906,342	36,978,758
Weighted average number of common shares outstanding - Diluted	47,906,342	36,978,758